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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MacroPore Biosurgery, Inc.:

        We consent to the use of our report dated February 20, 2004, with respect to the consolidated balance sheets of MacroPore Biosurgery, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity and cash flows for the years then ended, and the related financial statement schedule, which report appears in the December 31, 2003, annual report on Form 10-K of MacroPore Biosurgery, Inc., incorporated herein by reference. Our report refers to the Company deriving a substantial portion of its revenues from a related party.

/s/ KPMG LLP

San Diego, California February 7, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM